As filed with the Securities and Exchange Commission on August 16, 2004
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            COMVERSE TECHNOLOGY, INC.
               (Exact name of Company as specified in its charter)


           NEW YORK                                      13-3238402
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           --------------------------

                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200
               (Address, including zip code, and telephone number,
         including area code, of Company's principal executive offices)

                           --------------------------

           COMVERSE TECHNOLOGY, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plans)


                                 KOBI ALEXANDER
                             CHIEF EXECUTIVE OFFICER
                            COMVERSE TECHNOLOGY, INC.
                            170 CROSSWAYS PARK DRIVE
                            WOODBURY, NEW YORK 11797
                                 (516) 677-7200
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

  DAVID E. ZELTNER, ESQ.                              PAUL L. ROBINSON, ESQ.
WEIL, GOTSHAL & MANGES LLP                                GENERAL COUNSEL
     767 FIFTH AVENUE                                COMVERSE TECHNOLOGY, INC.
 NEW YORK, NEW YORK 10153                            170 CROSSWAYS PARK DRIVE
      (212) 310-8000                                 WOODBURY, NEW YORK 11797
                                                          (516) 677-7200
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                       Proposed Maximum
Title of Each Class of Securities to be      Amount to be      Proposed Maximum            Aggregate               Amount of
              Registered                    Registered(1)    Offering Per Share(2)      Offering Price (2)     Registration Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10, per share       1,000,000            $15.48                 $15,480,000              $1,961.32
==================================================================================================================================


(1) Plus such indeterminate number of shares of common stock of the Company as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Comverse Technology, Inc. 2002 Employee Stock Purchase Plan.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the Company's common stock as reported by the Nasdaq National Market on August 13, 2004.

(3) The registration fee was paid on August 16, 2004.

================================================================================

           In accordance with General Instruction E of Form S-8, Comverse Technology, Inc. (the "Company") is registering additional shares of common stock, par value $.10 per share (the "Common Stock"), pursuant to the Company's 2002 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Company currently has an effective registration statement filed on Form S-8 relating to the Stock Purchase Plan that registered securities of the same class as those being registered herewith. The Company incorporates by reference that registration statement on Form S-8 (File No. 333-104266) filed with the Securities and Exchange Commission on April 2, 2003, which is made a part hereof.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by the Company (File No. 0-15502) are incorporated herein by reference and made a part hereof:

           (A) Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

           (B) All other reports subsequently filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

           (C) Description of the Company's Common Stock, contained in the registration statement on Form 8-A, filed with the Commission on March 17, 1987, as amended.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the securities has been passed upon by Paul L. Robinson, Esq., General Counsel of the Company. Mr. Robinson holds options to purchase Common Stock granted under employee stock option plans.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description
------     -----------


4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

4.2 Certificate of Amendment of Certificate of Incorporation, effective February 26, 1993 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 Certificate of Amendment of Certificate of Incorporation, effective January 12, 1995 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000).

4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000 (incorporated herein by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001).

4.6 By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003).

5.1*       Opinion of Paul L. Robinson, Esq.

23.1       Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

23.2*      Consent of Independent Registered Public Accounting Firm

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

99.1* Comverse Technology, Inc. 2002 Employee Stock Purchase Plan, as amended as of December 16, 2003.

--------------------------------
*filed herewith

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of August, 2004.

                                             COMVERSE TECHNOLOGY, INC.
                                             Registrant


                                             By: /s/ KOBI ALEXANDER
                                                -----------------------------
                                                Name: Kobi Alexander
                                                Title: Chairman and Chief
                                                       Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kobi Alexander, David Kreinberg and Paul Robinson, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                               TITLE                                                                  DATE
---------                               -----                                                                  ----
/s/ KOBI ALEXANDER                      Chairman of the Board and Chief Executive Officer and                  August  16, 2004
--------------------------------        Director (Principal Executive Officer)
Kobi Alexander


/s/ DAVID KREINBERG                     Executive Vice President and Chief Financial Officer                   August  16, 2004
--------------------------------        (Principal Financial and Accounting Officer)
David Kreinberg


/s/ RAZ ALON                            Director                                                               August  16, 2004
--------------------------------
Raz Alon


/s/ ITSIK DANZIGER                      Director                                                               August  16, 2004
--------------------------------
Itsik Danziger


/s/ JOHN H. FRIEDMAN                    Director                                                               August  16, 2004
--------------------------------
John H. Friedman


/s/ RON HIRAM                           Director                                                               August  16, 2004
--------------------------------
Ron Hiram


/s/ SAM OOLIE                           Director                                                               August  16, 2004
--------------------------------
Sam Oolie


/s/ WILLIAM F. SORIN                    Director                                                               August  16, 2004
--------------------------------
William F. Sorin


Exhibits Index
--------------

Exhibit
Number     Description
------     -----------


4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

4.2 Certificate of Amendment of Certificate of Incorporation, effective February 26, 1993 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 Certificate of Amendment of Certificate of Incorporation, effective January 12, 1995 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000).

4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000 (incorporated herein by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001).

4.6 By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003).

5.1*       Opinion of Paul L. Robinson, Esq.

23.1       Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

23.2*      Consent of Independent Registered Public Accounting Firm

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

99.1* Comverse Technology, Inc. 2002 Employee Stock Purchase Plan, as amended as of December 16, 2003.

--------------------------------
*filed herewith